SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On January 4, 2016, we announced our agreement to sell substantially all of our wholly-owned Country Club Plaza (the “Plaza”) assets in Kansas City for $660 million. The buyer is Country Club Plaza KC Partners LLC, a joint venture between affiliates of Taubman Centers, Inc. (NYSE:TCO) and The Macerich Company (NYSE:MAC). The Plaza assets, which are currently 95% leased in the aggregate, consist of 18 properties encompassing 804,000 square feet of retail space and 468,000 square feet of office space.

The parties have entered into a series of definitive agreements, dated as of December 21, 2015, relating to the sale of the Plaza assets. The sales, which are subject to customary closing conditions, are scheduled to close on February 1, 2016. Closing can be extended at our option for up to an additional 30 days. The buyer’s contractual due diligence investigation period ended on December 31, 2015 and the buyer has posted earnest money deposits totaling $25 million that are non-refundable except in limited circumstances.

We intend to use the expected sale proceeds as follows (in thousands):

Repay debt incurred to acquire Monarch Tower, Monarch Plaza and SunTrust Financial Centre in reverse 1031 exchanges qualifying for tax-deferred treatment	$415,000
Repay other debt and for general working capital purposes	15,000
Hold in escrow pending reinvestment in 1031 exchanges qualifying for tax-deferred treatment or for other general working capital purposes	220,000
Pay transaction expenses, closing credits to the buyer for future tenant improvements and severance costs projected to be accrued mostly in the fourth quarter of 2015 due to Highwoods’ intent to close its Kansas City division office upon the sale	10,000
Sale proceeds	$660,000

Item 7.01.	Regulation FD Disclosure.

Pursuant to a press release on January 4, 2016, the Company announced that it has agreed to sell substantially all of its wholly-owned Country Club Plaza assets in Kansas City for $660 million. A copy of the press release is furnished as Exhibit 99 hereto and incorporated herein by reference.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

99	Press Release dated January 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Senior Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Senior Vice President, General Counsel and Secretary

Dated: January 4, 2016